Exhibit 5.1

                          [McGUIREWOODS LLP LETTERHEAD]


                                 August 8, 2000



CSX Corporation
One James Center
901 East Cary Street
Richmond, VA 23219

Ladies and Gentlemen:

        We have advised CSX Corporation, a Virginia corporation (the "Company"), in connection with the issuance by the Company of its Medium-Term Notes, Series C, due nine months or longer from date of issue (the "Series C Notes") and the solicitation of sales of the Series C Notes by the Company pursuant to a Distribution Agreement, dated May 7, 1999 (the "Distribution Agreement"), among the Company and the Agents party thereto.

        As of August 8, 2000, the Company increased the aggregate initial offering price of the Series C Notes by U.S. $150,000,000 from U.S. $1,000,000,000 to U.S. $1,150,000,000. The additional U.S. $150,000,000 aggregate initial offering price of Series C Notes (the "Additional Series C Notes") will be issued pursuant to an indenture dated as of August 1, 1990 between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), as supplemented by a First Supplemental Indenture dated as of June 15, 1991, a Second Supplemental Indenture dated as of May 6, 1997 and a Third Supplemental Indenture dated as of April 22, 1998 (the indenture, as so supplemented, is herein called the "Indenture") and shall have the terms provided or contemplated by the Action of Authorized Pricing Officers of the Company, dated as of September 30, 1998 (the "September 1998 Action of Authorized Pricing Officers"), Action of Authorized Pricing Officers of the Company, dated as of May 7, 1999 (the "May 1999 Action of Authorized Pricing Officers"), Supplemental Action of Authorized Pricing Officers of the Company, dated August 10, 1999 (the "August 1999 Supplemental Action of Authorized Pricing Officers" and together with the September 1998 Action of Authorized Pricing Officers and the May 1999 Action of Authorized Pricing Officers, the "Actions of Authorized Pricing Officers"), and Supplemental Action of Authorized Pricing Officers of the Company, dated August 8, 2000 (the "August 2000 Supplemental Action of Authorized Pricing Officers"), and as set forth in the Prospectus dated January 5, 1999, which is part of the Company's Registration Statement on Form S-3 (File No. 333-68885) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission, as supplemented by the Prospectus Supplement dated May 7, 1999 and as further supplemented by the Supplement to Prospectus Supplement dated August 8, 2000. The Notes will be offered and sold pursuant to the Distribution Agreement.

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August 8, 2000
Page 2


        We  have  examined  such  corporate  records,   certificates  and  other
documents, and reviewed such questions of law, as we have considered necessary or appropriate for the purpose of this opinion.

        On the basis of such examination and review, we advise you that, in our opinion, when the terms of a particular Additional Series C Note and the issue and sale thereof have been duly authorized and established in conformity with the Indenture and such Additional Series C Note has been duly completed, executed, authenticated and issued in accordance with the Indenture and the Actions of Authorized Pricing Officers as supplemented by the August 2000 Supplemental Action of Authorized Pricing Officers and delivered against payment therefor as contemplated by the Distribution Agreement, such Additional Series C Note will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Additional Series C Note denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

        We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to the references to us under the heading "Validity of the Securities" in the Registration Statement and the heading "Validity of Notes" in the Prospectus Supplement relating to the Series C Notes. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            McGuireWoods LLP